Exhibit 21

Subsidiaries of Registrant

The following subsidiaries are direct or indirect subsidiaries of the Company:

Affinity Advertising, LP, a Minnesota limited partnership

Affinity Brokerage, Inc., a Delaware corporation

Affinity Group, Inc., a Delaware corporation

Affinity Guest Services, Inc., a Delaware corporation

Affinity Road and Travel Club, Inc., a Texas corporation

AGI Productions, Inc., a Delaware corporation

ARU, Inc., a Minnesota corporation

Camp Coast to Coast, Inc., a Delaware corporation

Camping Realty, Inc., a Kentucky corporation

Camping World, Inc., a Kentucky corporation

Camping World Insurance Services of Nevada, Inc., a Nevada corporation

Camping World Insurance Services of Texas, Inc., a Texas corporation

Coast Marketing Group, Inc., a Delaware corporation

CWFR Capital Corp., a Delaware corporation

CWI, Inc., a Kentucky corporation

CW Michigan, Inc., a Delaware corporation

Ehlert Publishing Group, Inc., a Minnesota corporation

Golf Card International Corp., a Delaware corporation

Golf Card Resort Services, Inc., a Delaware corporation

GSS Enterprises, Inc., a Delaware corporation

Power Sports Media, Inc., a Delaware corporation

TL Enterprises, Inc., a Delaware corporation

VBI Inc., a Delaware corporation